UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

WESTELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At its regularly scheduled meeting on December 17, 2009, the Board of Directors (the “Board”) of Westell Technologies, Inc. (the “Company”) unanimously approved changes to the Company’s bylaws (the “Bylaws”), effective as of December 17, 2009. These amendments are the result of the Board’s overall review of the Company’s corporate governance practices, and are intended to generally update certain provisions of the Bylaws. The principal amendments to the Bylaws are discussed below:

Notice of Stockholders Meetings. The Bylaws were amended to provide that notices of stockholders meetings may be given by electronic notice. Also, the amended Bylaws provide for “householding” of notices, as permitted by Delaware law and the federal proxy rules.

Advance Notice of Stockholder Meetings. The Bylaws were amended to expand the information required to be provided by the stockholder proposing business or a nominee in order to ensure that the Board has the necessary information to properly consider any proposal or nomination. Any such notice shall include certain specified information regarding (a) each person whom the stockholder proposes to nominate for election or re-election as a director, (b) any other business the stockholder proposes to bring before the meeting and (c) the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made.

Organization and Conduct of Stockholders Meetings. The Bylaws were amended to expand the list of the rules, regulations and procedures that may be established by the chairman of the meeting.

Appointment of Inspectors for Stockholders Meetings. The Bylaws were amended to clarify the appointment powers and duties of inspectors of election for stockholders meetings.

Emergency Bylaws. The Bylaws were amended to provide for procedures in the event of an emergency, disaster or catastrophe.

Board Committees. The Bylaws were amended to provide that a majority of the number of committee members shall constitute a quorum and that the vote of a majority of the members present at a duly held meeting constitutes committee action. The Bylaws previously provided that three members of a committee must be present to constitute a quorum and the unanimous vote of all committee members present was required for committee action.

The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is included as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: December 18, 2009	By:	/S/ BRIAN S. COOPER
Brian S. Cooper
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws

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